Filed Pursuant to Rule 424(b)(5)

Registration No. 333-280648

Prospectus Supplement

(To the Prospectus dated July 8, 2024)

Up to $3,503,232 of Shares of Common Stock

Azitra, Inc., a Delaware corporation (“Azitra,” the “Company,” “we,” “us” or “our”), has entered into a Sales Agreement, dated September 28, 2026 (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), relating to the offer and sale of shares of our common stock, par value $0.0001 per share, from time to time, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying base prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $3,503,232 from time to time subject to certain conditions, through or to A.G.P., acting as agent or principal.

Our common stock is traded on the New York Stock Exchange American (the “NYSE American”) under the symbol “AZTR.” On September 25, 2026, the closing price of our common stock on the NYSE American was $0.1680 per share.

Sales of our common stock, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). A.G.P. is not required to sell any specific amount but will act as our sales agent and use commercially reasonable efforts to sell on our behalf the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

A.G.P. will be entitled to a cash fee equal to 3.0% of the gross proceeds from all sales of shares of common stock. In connection with the sale of shares of our common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act. See the “Plan of Distribution” section of this prospectus supplement regarding the compensation to be paid to A.G.P.

As of September 25, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $10,509,696, based on 60,603,742 shares of our common stock issued and outstanding on September 25, 2026, of which approximately 4,100,000 shares were held by affiliates, and a price of $0.1860 per share, which was the closing price at which our common stock was last sold on NYSE American on August 27, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. As of September 25, 2026, prior to the consummation of this offering, we sold approximately $2,200,000 of securities under the foregoing “shelf” registration statement.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and all information incorporated by reference therein. These documents contain information you should consider when making your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 3 of the accompanying prospectus, and the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Sales Agent

A.G.P.

The date of this prospectus supplement is September 28, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus, dated July 8, 2024, including the documents incorporated by reference therein, provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not, and A.G.P. is not, making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. We have not, and A.G.P. has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have provided for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and similar headings in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Azitra, Inc., a Delaware corporation, and its subsidiaries.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the accompanying base prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1993. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed licensing arrangements, projected sales growth, estimated future revenues, cash flows and profitability, projected costs, potential outcome of litigation, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information appearing elsewhere or incorporated by reference in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. Because it is only a summary, it does not contain all of the information that you should consider before investing in the shares offered hereby and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Note Regarding Forward-Looking Statements” before you decide to invest in our common stock, you should also read the entire prospectus supplement and the accompanying base prospectus carefully, including the “Risk Factors” sections of this prospectus supplement and the accompanying base prospectus, and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Our Company

We are an early-stage clinical biopharmaceutical company focused on developing innovative therapies for precision dermatology using engineered proteins and topical live biotherapeutic products. We have built a proprietary platform that includes a microbial library comprised of approximately 1,500 unique bacterial strains that can be screened for unique therapeutic characteristics. The platform is augmented by an artificial intelligence and machine learning technology, which can enable the transformation of previously genetically intractable strains. Our initial focus is on the development of genetically engineered strains of Staphylococcus epidermidis, or S. epidermidis, which we consider to be an optimal therapeutic candidate species for engineering of dermatologic therapies. The particular species demonstrates a number of well-described properties in the skin. As of the date of this prospectus, we have identified among our microbial library over 60 distinct bacterial species that we believe are capable of being engineered to create living organisms or engineered proteins with significant therapeutic effect. We also leverage our technology to develop cosmetic ingredients for consumer-oriented products as well as recombinant proteins and peptides for research.

We are a pioneer in genetically engineered bacteria for therapeutic use in dermatology. Our goal is to leverage our platforms and internal microbial library bacterial strains to create new therapeutics that are either engineered living organisms or engineered proteins or peptides to treat skin diseases. Our initial focus is on the development of our current programs, including:

●	ATR-COSF, which includes an engineered recombinant human filaggrin protein as a potential ingredient in cosmetic products used to address the appearance of fine lines and wrinkles. Initial testing on explanted cosmetic surgery skin began in Q1 2026. We plan to conduct a cosmetic study to evaluate the effect of the ingredient on human participants in the second half of 2026.

●	ATR-01, which includes a genetically modified strain of S. epidermidis that expresses an engineered recombinant human filaggrin protein for treating ichthyosis vulgaris, a chronic, xerotic (abnormally dry), scaly skin disease with an estimated incidence and prevalence of 1 in 250, which suggests a total patient population of 1.3 million in the United States. We completed lead optimization studies in 2025 and continue to perform IND-enabling studies in 2026.

●	ATR-04, which includes a genetically modified strain of S. epidermidis for treating the papulopustular rash experienced by cancer patients undergoing epidermal growth factor receptor inhibitor, or EGFRi, targeted therapy. In August 2024, we obtained IND clearance from the United States Food and Drug Administration (the “FDA”) to commence a Phase 1/2 clinical trial in certain cancer patients undergoing EGFRi targeted therapy. In September 2024, we obtained Fast Track designation by the FDA in this indication. We dosed the first patient in the Phase 1/2 clinical trial in the third quarter of 2025 and plan to announce initial data from Cohort 1 of the trial around Q4 2026.

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●	ATR-12, which includes a genetically modified strain of S. epidermidis for treating the orphan disease, Netherton syndrome, a chronic and sometimes fatal disease of the skin estimated to affect approximately one in every 100,000, but its prevalence may be underestimated due to misdiagnosis caused by similarities to other skin diseases. We received Pediatric Rare Disease Designation for ATR-12 by the FDA in 2019. In December 2022, we submitted an investigational new drug application, or IND, for a Phase 1b clinical trial of ATR-12 in Netherton syndrome patients, and on January 27, 2023 we received notification from the FDA that the “study may proceed” with respect to the proposed Phase 1b clinical trial. After submitting post-IND manufacturing reports, we have commenced operating activities for our Phase 1b clinical trial in December 2023, and we dosed our first patient in August 2024. We reported initial clinical safety results in the first half of 2025. In June 2026, we announced that we paused enrollment of our ongoing Phase 1b clinical trial for capital preservation. In the future, we may resume ATR-12 development in Netherton syndrome, as we have already developed improved topical formulations and next-generation live biotherapeutic candidates.

We also have established partnerships with teams from Carnegie Mellon University and the Fred Hutchinson Cancer Center, or “Fred Hutch”, two of the premier academic centers in the United States. Our collaboration with the Carnegie Mellon based team also takes advantage of the power of whole genome sequencing. This partnership is mining our proprietary library of bacterial strains for novel, drug like peptides and proteins. The artificial intelligence/machine learning technology developed by this team predicts the molecules made by microbes from their genetic sequences. The system then compares the predictions to the products actually made through tandem mass spectroscopy and/or nuclear magnetic resonance imaging to refine future predictions. The predictions can be compared to publicly available 2D and 3D protein databases to select drug-like structures.

We hold an exclusive, worldwide license from Fred Hutch regarding the use of its patented SyngenicDNA Minicircle Plasmid, or SyMPL, technologies for all fields of genetic engineering, including to discover, develop and commercialize engineered microbial therapies and microbial-derived peptides and proteins for skin diseases. We are utilizing our licensed patent rights to build plasmids in order to make genetic transformations that have never been previously achieved. To date, our team has successfully engineered our lead therapeutic candidates without the SyMPL technology. However, we believe that SyMPL will open up the ability to make genetic transformations of an expanded universe of microbial species, and we expect that some or all of our future product candidates will incorporate the SyMPL technology.

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Azitra is leveraging these technologies to develop next generation tools for improving the efficiency of the production and manufacturing of recombinant proteins, peptides, mRNA and antibodies.

Our Strategy

Beyond our three lead product candidates, our goal is to develop a broad portfolio of product candidates focused on expanding the application of our platforms for precision dermatology and recombinant protein and peptide manufacturing. We believe that we have established a unique position in advancing the development of biologics for precision dermatology and high-value ingredients for the cosmetic industry.

We intend to create a broad portfolio of product candidates for precision dermatology through our development of genetically engineered proteins selected from our proprietary microbial library of approximately 1,500 unique bacterial strains. Additionally, Azitra’s research team is developing the SyMPL technology to improve the production of recombinant proteins, peptides and complex small molecule natural products. Our strategy is as follows:

●	Build a sustainable precision dermatology company. Our goal is to build a leading precision dermatology company with a sustainable pipeline of product candidates. To that end, we are focused on rapidly advancing our current pipeline of live biotherapeutic candidates while actively developing additional product candidates including recombinant proteins, peptides and natural products. While some products will be focused on prescription drug pathways, others are being developed as biotech tool products or high-value cosmetic ingredients. Each of our current product candidates are proprietary and subject to pending patent applications. We expect that most, if not all, genetically engineered product candidates we develop will be eligible for patent protection.

●	Develop our platform’s ability to generate commercial stage products. As we have been generating our prescription-oriented programs for dermatological diseases, we have internally performed research to address potential future scale up and manufacturing challenges. These activities have led to projects which have applicability, not just at Azitra, but for broader protein, peptide and natural product synthesis. We plan to investigate the opportunity to further develop and commercialize these biotech tools and ingredients.

●	Advance our lead programs, ATR-04 and ATR-01, through clinical trials. In August 2024, we received IND clearance from the FDA for a first-in-human Phase 1b/2a clinical trial in patients with EGFRi-associated rash, and in September 2024, the FDA granted Fast Track designation for the ATR-04 program. We commenced a Phase 1b trial for our ATR-04 program in certain cancer patients undergoing EGFRi therapy in the fourth quarter of 2024 and initiated dosing the first patient in the ATR-04 Phase 1/2 clinical trial in the third quarter of 2025. We continue to conduct IND-enabling studies for the development of ATR-01 in 2026.

●	Broaden our platform by selectively exploring strategic partnerships that maximize the potential of our precision dermatology programs. We intend to maintain significant rights to all of our core technologies and product candidates. However, we will continue to evaluate partnering opportunities in which a strategic partner could help us to accelerate development of our technologies and product candidates, provide access to synergistic combinations, or provide expertise that could allow us to expand into the treatment of different types of skin diseases and into other markets such as consumer health or biomanufacturing. We may also broaden the reach of our platform by selectively in-licensing technologies or product candidates. In addition, we will consider potentially out-licensing certain of our proprietary technologies for indications and industries that we are not ourselves pursuing. We believe our genetic engineering techniques and technologies have applicability outside of the field of medicine, including cosmetics and in the generation of clean fuels and bioremediation.

●	Leverage our academic partnerships. We currently have partnerships with investigators at the Fred Hutchinson Cancer Center, Yale University, Duke University, and Carnegie Mellon University. We expect to leverage these partnerships and potentially expand them or form other academic partnerships to bolster our engineering platforms and expand our research and development pipeline.

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●	Expand on our other potential product candidates. Beyond our three lead product candidates, our goal is to develop a broad portfolio of product candidates focused on expanding the application of our platforms for precision dermatology. We have a proprietary platform for discovering and developing therapeutic products for precision dermatology. Our platform is built around a microbial library comprised of approximately 1,500 unique bacterial strains to allow screening for unique therapeutic characteristics and utilizes a microbial genetic technology that analyzes, predicts and engineers the proteins, peptides and molecules made by skin microbes. Our ability to genetically engineer intractable microbial species is uniquely leveraged by our exclusive license to the SyMPL technology.

Our Intellectual Property

As of the date of this prospectus, we own or exclusively license seven issued U.S. patents, two allowed patent applications, 10 pending U.S. patent applications, and 85 other foreign patents and patent applications that are important to the development of our business.

Our Competitive Strengths

We are a pioneer in genetically engineering bacteria for therapeutic use in dermatology clinical trials. We have built a proprietary platform that includes a microbial library comprised of approximately 1,500 unique bacterial strains that are screened for therapeutic characteristics as well as lead drug candidates. Furthermore, we have exclusively licensed a novel technology, which potentially enables the genetic transformation of previously intractable bacterial microbes. The history of recombinant protein engineering in biotech has traditionally been limited to less than 20 species. Our licensed technology opens up the potential to genetically engineer thousands of microbial species to build proteins and peptides that have never been previously built. Our management team has significant experience in discovering, developing, manufacturing and commercializing therapeutics. The members of our leadership team have specialized expertise developed at companies including Pharmacyclics, Acerta Pharma, Castle Creek Biosciences, VYNE Therapeutics (fka Menlo Therapeutics), Revance Therapeutics, Biogen, Novartis and Connetics Corp.

Our Market Opportunity

We believe there are significant market opportunities to capture in each of our addressable markets. The dermatology market itself has shown considerable growth over the last decade and is predicted to continue to grow. According to Vision Research Reports, the dermatology drug market surpassed $17 billion in 2021 and is expected to grow at a compound annual growth rate of 8.8% through 2030. Our first product candidate to emerge from our platform focuses on the orphan indication of Netherton syndrome. Based on the Barbati and Sun Studies, we believe that this product candidate represents a potential $250 million global sales opportunity by mid-2030. Our second product candidate focuses on papulopustular rash due to EGFR inhibitors. We believe this product candidate represents a potential $1 billion global sales opportunity by 2030. The diseases we intend to target are well characterized, often by a monogenic genetic mutation. Additionally, the era of genomic sequencing has ushered in unprecedented progress in genetic testing. The defined molecular pathophysiology of over 100 rare skin diseases has now been defined.

Our Corporate Information

We were incorporated under the laws of the state of Delaware on January 2, 2014. Our principal executive offices are located at 21 Business Park Drive, Branford, Connecticut 06405, and our telephone number is (203) 646-6446. Our website address is www.azitrainc.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

We own U.S. and foreign registered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 27, 2026, which we refer to as the 2025 Form 10-K, as described in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus.

Implications of Being an Emerging Growth Company

The Jumpstart Our Business Startups Act, or the JOBS Act, was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including:

●	the requirement that our internal control over financial reporting be attested to by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;
●	certain requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements;
●	the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments; and
●	the ability to delay compliance with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standard.

We may take advantage of the exemptions under the JOBS Act discussed above until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest to occur of (1) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.

We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have chosen to take advantage of all of the other exemptions discussed above. Accordingly, the information contained herein and in our subsequent filing with the SEC may be different than the information you receive from other public companies in which you hold stock.

Implications of Being a Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

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THE OFFERING

Issuer:	Azitra, Inc.

Common stock offered by us:	Shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $3,503,232 subject to certain conditions.

Common stock to be outstanding immediately after this offering:	Up to 79,438,322 shares of our common stock, assuming sales of 18,834,580 shares of our common stock in this offering at a public offering price of $0.1860 per share, which was the last reported sale price per share of our common stock on the NYSE American on August 27, 2026. The actual number of shares of our common stock issued will vary depending on the sales prices in this offering.

Manner of offering:	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time through or to A.G.P., acting as agent or principal. See the “Plan of Distribution” section in this prospectus supplement.

Use of proceeds:	We intend to use the net proceeds for working capital and general corporate purposes. See the “Use of Proceeds” section in this prospectus supplement.

NYSE American listing:	Our common stock is listed on the NYSE American under the symbol “AZTR.”

Risk factors:	Investing in our securities is speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents referred to therein and incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after this offering is based on approximately 60,603,742 shares of common stock outstanding as of September 25, 2026, and excludes:

●	2,903 shares of our common stock issuable upon exercise of outstanding options, with a weighted average exercise price of $340.20 per share, granted pursuant to our 2016 Stock Incentive Plan (the “2016 Plan”);
●	648,968 shares of our common stock issuable upon exercise of outstanding options, with a weighted average exercise price of $0.35 per share, granted pursuant to our 2023 Stock Incentive Plan (the “2023 Plan”);
●	Approximately 177,058,491 shares of our common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $0.20 per share, and approximately 42,411,822 pre-funded warrants with an exercise price of $0.0001 per share; and
●	4,465 shares of our common stock reserved for future grants under our 2016 Plan and 69,908 shares of our common stock reserved for future grants under our 2023 Plan.

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and the accompanying base prospectus, in addition to the risks and uncertainties discussed above under “Note Regarding Forward-Looking Statements,” together with the risk factors described in our 2025 Form 10-K, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, and all other documents incorporated by reference in this prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently consider immaterial could also adversely affect us. In addition, you should consider the following risks relevant to this offering.

Risks Relating to Our Business

We have paused enrollment of our Phase 1b clinical trial for ATR-12 in Netherton syndrome for capital preservation, and there can be no assurance that we will be able to resume this or other clinical programs.

In June 2026, we announced that we paused enrollment of our ongoing Phase 1b clinical trial of ATR-12 for the treatment of Netherton syndrome for capital preservation. While we may resume development in the future, there can be no assurance that we will have sufficient capital or other resources to do so, or that enrollment can be restarted on a timely basis or at all. A prolonged delay or permanent discontinuation of our clinical programs could materially harm our business, results of operations and the value of our product candidates. Additionally, the suspension of clinical activities may affect our ability to attract or retain qualified personnel and may negatively affect the perception of our Company among investors, potential partners and the medical community.

Risks Relating to This Offering

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to A.G.P. at any time throughout the term of the Sales Agreement. The number of shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with A.G.P. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our ability to raise capital through this ATM offering is significantly constrained by the limitations applicable to our use of Form S-3.

As of September 25, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $10,509,696, based on 60,603,742 shares of our common stock issued and outstanding on September 25, 2026, of which approximately 4,100,000 shares were held by affiliates, and a price of $0.1860 per share, which was the closing price at which our common stock was last sold on NYSE American on August 27, 2026. Because our public float is below $75 million, pursuant to General Instruction I.B.6 of Form S-3, we may not sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period. These limitations may significantly restrict the amount of capital we are able to raise through this ATM offering and could require us to seek alternative, and potentially more dilutive or expensive, sources of financing.

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We have broad discretion in the use of the net proceeds from this offering and our existing cash and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance shareholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

If you purchase our common stock in this offering, you may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding at the time of sale. Assuming that an aggregate of 18,834,580 shares of our common stock are sold at an assumed offering price of $0.1860 per share, the last reported sale price of our common stock on NYSE American on August 27, 2026, for aggregate gross proceeds of $3.5 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would experience immediate dilution of approximately $0.06 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2026 of $0.13, after giving effect to this offering, and the assumed offering price. This represents an increase in net tangible book value of $0.02 per share to existing stockholders.

We have not paid dividends on our common stock in the past and have no immediate plans to pay such dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, to cover operating costs and otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our common stock in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on the common stock we are offering.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed to provide at least one day notice to A.G.P., and subject to certain exceptions set forth in the Sales Agreement, before we sell or otherwise dispose of any common stock or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire common stock during the period beginning on the fifth trading day immediately prior to the delivery of any placement notice delivered by us to A.G.P. and ending on the fifth trading day immediately following the final settlement date with respect to the shares sold pursuant to such notice. We have further agreed, unless we provide at least one (1) day notice to A.G.P., and subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any common stock or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire common stock in any other “at the market offering” or continuous equity transaction prior to the termination of the Sales Agreement with A.G.P. Therefore, it is possible that we could issue and sell additional shares of our common stock in the public markets. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

S-10

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

We expect we will need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

As of June 30, 2026, we had total assets of $8.9 million and working capital of $5.9 million. We believe that net proceeds of this offering, along with our cash on hand as of the date of this prospectus supplement, will not be sufficient to cover our proposed plan of operations over, at least, the next 12 months. We intend to seek additional funds through various financing sources, including the sale of our equity, licensing fees for our technology and joint ventures with industry partners. In addition, we will consider alternatives to our current business plan that may enable to us to achieve revenue producing operations and meaningful commercial success with a smaller amount of capital. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment.

The market price of our shares may be subject to fluctuation and volatility. You could lose all or part of your investment.

The market price of our common stock is subject to wide fluctuations in response to various factors, some of which are beyond our control. Since shares of our common stock were sold in our initial public offering (“IPO”) in June 2023 at a price of $150.00 per share, the reported high and low sales prices of our common stock have ranged from $155.40 to $0.1680 through September 25, 2026. The market price of our shares on the NYSE American may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

●	actual or anticipated variations in our and our competitors’ results of operations and financial condition;
●	changes in earnings estimates or recommendations by securities analysts, if our shares are covered by analysts;
●	market acceptance of our product candidates;
●	development of technological innovations or new competitive products by others;
●	announcements of technological innovations or new products by us;
●	publication of the results of preclinical or clinical trials for our product candidates;
●	failure by us to achieve a publicly announced milestone;
●	delays between our expenditures to develop and market new or enhanced products and the generation of sales from those products;
●	developments concerning intellectual property rights, including our involvement in litigation brought by or against us;
●	regulatory developments and the decisions of regulatory authorities as to the approval or rejection of new or modified products;
●	changes in the amounts that we spend to develop, acquire or license new products, technologies or businesses;
●	changes in our expenditures to promote our product candidates;
●	our sale or proposed sale, or the sale by our significant stockholders, of our shares or other securities in the future;
●	changes in key personnel;
●	success or failure of our research and development projects or those of our competitors;
●	the trading volume of our shares; and
●	general economic and market conditions and other factors, including factors unrelated to our operating performance.

S-11

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our shares and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

This offering may cause the trading price of our shares of common stock to decrease.

The price per share, together with the number of shares of common stock that we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

If you purchase our securities in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we believe that we will offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of securities in future offerings may cause dilution to our stockholders, including investors in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our failure to meet the continued listing requirements of the NYSE American could result in a delisting of our common stock.

On August 19, 2026, the Company received a letter from NYSE Regulation confirming that the Company has regained compliance with the continued listing standards of the NYSE American. The Company will remain subject to NYSE American’s continued listing monitoring procedures. In accordance with Section 1009(h) of the Company Guide, if the Company is again determined to be below any of the continued listing standards within 12 months of the date of that letter, NYSE American will examine the relationship between the two incidents of noncompliance and re-evaluate the Company’s method of financial recovery from the first incident. NYSE American will then take the appropriate action, which, depending on the circumstances, may include truncating the compliance procedures described Section 1009 of the Company Guide or immediately initiating delisting proceedings.

Our common stock has traded below $1.00 per share for a sustained period. Under Section 1003(f)(v) of the Company Guide, NYSE American considers initiating suspension and delisting procedures when a class of common stock is selling for a substantial period of time at a low price per share and the issuer fails to effect a reverse stock split. In applying this provision, NYSE American’s staff seeks to have proactive discussions with any issuer whose stock is trading below $1.00 to notify such issuer of its policy to initiate suspension and delisting procedures when a stock trades below $0.10 per share and has a policy of initiating suspension and delisting procedures when a stock trades below $0.10 per share. There can be no assurance that the Company’s stock price will increase above $1.00 or that NYSE American will not take action with respect to the Company’s stock price.

In addition, on August 14, 2026, the SEC approved an amendment to Section 1003(f)(v) of the Company Guide that will establish a minimum trading price requirement effective July 1, 2027. Under the new rule, if the closing price of our common stock is less than $0.25 on any trading day, NYSE American will immediately suspend trading in, and commence delisting proceedings with respect to, our common stock. An issuer that falls below this minimum trading price will not be entitled to follow the compliance plan procedures set forth in Section 1009 of the Company Guide, although the issuer may appeal a delisting determination under Part 12 of the Company Guide. NYSE American also retains discretionary authority to suspend trading in, or delist, a security whose trading price has experienced a precipitous decline and is at an abnormally low level from which it is unlikely to recover, even if such security has not fallen below the $0.25 minimum trading price.

S-12

On June 15, 2026, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation, as amended and restated, and authorized the Company’s board of directors, to effect one or more reverse stock splits in compliance with the NYSE American Company Guide. If we determine that a reverse stock split is necessary to maintain compliance with NYSE American’s listing standards, there can be no assurance that a reverse stock split would successfully increase our stock price to the required level on a sustained basis, or not trigger other delisting concerns.

If we fail to satisfy the continued listing requirements of NYSE American, such as the corporate governance requirements, the applicable stock price requirements, or any other continued listing standard,, the NYSE American may take steps to delist our common stock. Any such delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below any applicable bid price requirement or prevent future non-compliance with the NYSE American’s listing requirements.

Future capital raises may dilute your ownership and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership will be reduced, and these stockholders may experience substantial dilution. If we raise additional funds by issuing debt securities, these debt securities would have rights senior to those of our common stock and the terms of the debt securities issued could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our intellectual property or candidate products, or to grant licenses on terms that are not favorable to us.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our shares, the price of our shares could decline.

The trading market for our shares will rely in part on the research and reports that equity research analysts publish about us and our business, if at all. We do not have control over these analysts, and we do not have commitments from them to write research reports about us. The price of our shares could decline if no research reports are published about us or our business, or if one or more equity research analysts downgrades our shares or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

S-13

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $3,503,232 from time to time subject to certain conditions. The amount of proceeds from this offering will depend on the number of shares of our common stock sold in this offering and the price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with A.G.P. as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds for working capital and general corporate purposes. The amounts and timing of these expenditures, as well as the specific uses thereof, are not presently determinable and will depend on numerous factors, including the status of our product development efforts, sales and marketing activities, technological advances, amount of cash generated or used by our operations and competition. Our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement for any purpose. Pending such use, we intend to invest the net proceeds in interest-bearing investment-grade securities or government securities.

S-14

DILUTION

Our net tangible book value as of June 30, 2026 was approximately $6,853,335 or $0.11 per share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of our common stock outstanding as of June 30, 2026.

After giving effect to the sale of up to $3,503,232 of shares of our common stock in this offering at an assumed public offering price of $0.1860 per share, the last reported sale price of our common stock on the NYSE American on August 27, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $10,143,335, or $0.13 per share. This represents an increase in the adjusted net tangible book value of approximately $0.02 per share to existing stockholders and an immediate dilution of approximately $0.06 per share to investors purchasing our common stock in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $3,503,232 is sold at the assumed public offering price of $0.1860 per share, the last reported sale price of our common stock on the NYSE American on August 27, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$0.1860
Net tangible book value per share as of June 30, 2026:	$0.11
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$0.02
As adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering		$0.13
Dilution per share to new investors purchasing shares in this offering		$0.06

An increase of 20% per share in the price at which the shares are sold from the assumed public offering price of $0.1860 per share shown in the table above, assuming all of our common stock in the aggregate amount of $3,503,232 during the term of the Sales Agreement is sold at that price, would increase our as adjusted net tangible book value per share to approximately $0.14 per share and would increase the dilution in net tangible book value per share to new investors in this offering to approximately $0.05 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of 20% per share in the price at which the shares are sold from the assumed public offering price of $0.1860 per share shown in the table above, assuming all of our common stock in the aggregate amount of $3,503,232 during the term of the Sales Agreement is sold at that price, would result in an as adjusted net tangible book value per share of approximately $0.12 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to approximately $0.07 per share, after deducting commissions and estimated offering expenses payable by us. This information discussed above is supplied for illustrative purposes only and will adjust based on the actual public offering price, and the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale

The above discussion and table are based on approximately 60,603,742 shares of common stock outstanding as of June 30, 2026, and excludes:

●	2,903 shares of our common stock issuable upon exercise of outstanding options, with a weighted average exercise price of $340.20 per share, granted pursuant to our 2016 Plan;
●	648,968 shares of our common stock issuable upon exercise of outstanding options, with a weighted average exercise price of $0.35 per share, granted pursuant to our 2023 Plan;
●	approximately 177,058,491 shares of our common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $0.20 per share, and approximately 42,411,822 pre-funded warrants with an exercise price of $0.0001 per share; and
●	4,465 shares of our common stock reserved for future grants under our 2016 Plan and 69,908 shares of our common stock reserved for future grants under our 2023 Plan.

S-15

DESCRIPTION OF SECURITIES

General

The following description of our securities is only a summary. This description is subject to, and qualified in its entirety by reference to, our certificate of incorporation, as amended and restated, and bylaws, as amended and restated (the “bylaws”), each of which has previously been filed with the SEC, and the Delaware General Corporation Law (“DGCL”).

Our authorized capital stock consists of: (1) 750,000,000 shares of common stock, par value $0.0001 per share and (2) 10,000,000 shares designated as preferred stock, of which 10,485 are designated as Series A Preferred Stock.

Common Stock

As of September 25, 2026, there were 60,603,742 shares of common stock issued and outstanding and no shares of common stock held in the treasury. The following is a description of the rights of the common stock.

Subject to preferences that may apply to preferred shares outstanding at the time, the holders of outstanding common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Directors are elected by plurality vote. Therefore, the holders of a majority of the common stock votes can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion. If we are liquidated or dissolved or our business is otherwise wound up, the holders of common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred shares. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering, will be, fully paid and non-assessable.

Authorized but Unissued Common Stock

The DGCL does not require stockholder approval for any issuance of authorized shares, except in certain limited circumstances. However, the listing requirements of the NYSE American, which would apply for so long as our common stock is listed on the NYSE American, require stockholder approval of certain issuances (other than a public offering) equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, as well as for certain issuances of stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved shares of common stock may be to enable our Board of Directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the Board, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their common stock at prices higher than prevailing market prices.

Dividends

We have not declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying cash dividends for the foreseeable future. We are not subject to any legal restrictions respecting the payment of dividends, except that we may not pay dividends if the payment would render us insolvent. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant. Currently, the board of directors does not intend to pay any cash dividends but retain all funds for working capital.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, New York 10004 and its telephone number is (212) 509-4000.

S-16

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with A.G.P. under which we may offer and sell from time to time shares of our common stock through or to A.G.P., acting as agent or principal. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE American, on any other existing trading market for our common stock or to or through a market maker, in negotiated transactions at market prices, and/or any other methods permitted by law. If we and A.G.P. agree on any method of distribution other than sales of our common stock on or through the NYSE American or another existing trading market in the United States at market prices, we will file an additional prospectus supplement to provide information about any such methods of distribution as required by Rule 424(b) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify A.G.P. of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed A.G.P., unless A.G.P. declines to accept the terms of such notice, A.G.P. has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of A.G.P. under the Sales Agreement to sell shares of our common stock are subject to a number of conditions that we must meet. The settlement of sales of shares between us and A.G.P. is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay A.G.P. a cash fee equal to 3.0% of the gross proceeds from all sales of shares of common stock. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse A.G.P. for certain fees and disbursements of its counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to A.G.P. under the terms of the Sales Agreement, will be approximately $70,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

A.G.P. will provide written confirmation to us before the open on the NYSE American on the day following each day on which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of shares of our common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments A.G.P. may be required to make in respect of such liabilities.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and A.G.P. may each terminate the Sales Agreement at any time upon five days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

A.G.P. and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, A.G.P. may actively trade our securities for its own account or for the accounts of customers, and, accordingly, A.G.P. may at any time hold long or short positions in such securities.

S-17

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute the prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Thompson Hine LLP, New York, New York. A.G.P. is being represented in connection with this offering by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

Grassi & Co., CPAs, P.C., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Azitra, Inc.’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) which is incorporated by reference in this prospectus supplement. Our consolidated financial statements are incorporated by reference in reliance on Grassi & Co., CPAs, P.C.’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

The following documents, which we have filed with the SEC are incorporated by reference in this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026;
●	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 13, 2026 and for the fiscal quarter ended June 30, 2026, filed with the SEC on August 12, 2026;
●	Our Current Reports on Form 8-K filed with the SEC on February 6, 2026; March 5, 2026; March 13, 2026; March 23, 2026; May 27, 2026; June 4, 2026; June 16, 2026; June 17, 2026; July 15, 2026; and August 21, 2026;
●	Our definitive proxy statement on Schedule 14A, as filed with the SEC on January 2, 2026, along with our additional definitive materials filed on February 6, 2026 and March 5, 2026, and our definitive proxy statement on Schedule 14A, as filed with the SEC on May 8, 2026, along with our additional definitive materials filed on May 27, 2026 and June 4, 2026; and
●	The description of our common stock set forth in our registration statement on Form 8-A12B filed with the SEC on May 16, 2023.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of all offerings covered by this prospectus hereby shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this prospectus.

S-18

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Azitra, Inc.

21 Business Park Drive,

Branford, Connecticut 06405

Attention: Corporate Secretary

Telephone: (203) 646-6446

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov). In addition, we maintain a website at www.azitrainc.com/. Information contained in our website does not constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains a website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at www.azitrainc.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

S-19

PROSPECTUS

$50,000,000

Azitra, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

217,082 Shares of Common Stock

Offered by Selling Stockholders

We may issue securities from time to time in one or more offerings of up to $50,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest. We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

As of July 1, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $2.38 million, based on approximately 960,154 shares of our common stock, of which approximately 255,599 shares were held by affiliates, and a price of $3.38 per share, which was the price at which our common stock was last sold on the NYSE American on July 1, 2024. We have not offered or sold any shares of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.

In addition, this prospectus relates to the resale by the selling stockholders identified in this prospectus of up to an aggregate of 217,082 shares of common stock, par value $0.0001 per share, of Azitra, Inc., consisting of (i) 211,470 shares of our common stock and (ii) 5,612 shares of our common stock issuable upon exercise of warrants issued in connection with our 2018 placement of our unsecured convertible promissory notes and our 2019 placement of Series A-1 convertible preferred shares. The selling stockholders or any of their pledges, donees, transferees or other successors-in-interests may offer to sell, from time to time, in amounts at prices and on terms determined at the time of the offering, up to 217,082 shares of our common stock under this prospectus. These sales may occur through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 16 or by any applicable prospectus supplement. We will not receive any proceeds from the sale of common stock by the selling stockholders, but we will incur expenses in connection with the sale of those shares. We and the selling stockholders may offer securities at the same time or in separate transactions.

Our common stock is listed on the NYSE American under the symbol “AZTR”. On July 1, 2024, the last reported sale price of our common stock on the NYSE American was $3.38 per share.

On July 1, 2024, we effected a reverse stock split at a ratio of 1-for-30. All share and share price information in this prospectus have been adjusted to give effect to the reverse stock split.

Investing in these securities involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $50,000,000.

This prospectus provides you with a general description of the securities we may offer. From time to time, we may provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 18 of this prospectus.

The selling stockholders also may use the shelf registration statement to sell an aggregate amount of 217,082 shares of our common stock from time to time in the public market. We will not receive any proceeds from the sale of common stock by the selling stockholders. The selling stockholders will deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. Each selling stockholders may sell its shares of common stock through any means described in the section entitled “Plan of Distribution” or in an accompanying prospectus supplement. As used herein, the term “selling stockholder” includes the selling stockholder and its pledges, donees, transferees or other successors-in-interest.

We and the selling stockholders have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither this prospectus nor any accompanying prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Azitra, Inc., a Delaware corporation, and its subsidiaries.

ABOUT AZITRA, INC.

We are an early-stage clinical biopharmaceutical company focused on developing innovative therapies for precision dermatology using engineered proteins and topical live biotherapeutic products. We have built a proprietary platform that includes a microbial library comprised of approximately 1,500 unique bacterial strains that can be screened for unique therapeutic characteristics. The platform is augmented by an artificial intelligence and machine learning technology that analyzes, predicts and helps screen our library of strains for drug like molecules. The platform also utilizes a licensed genetic engineering technology, which can enable the transformation of previously genetically intractable strains. Our initial focus is on the development of genetically engineered strains of Staphylococcus epidermidis, or S. epidermidis, which we consider to be an optimal therapeutic candidate species for engineering of dermatologic therapies. The particular species demonstrates a number of well-described properties in the skin. As of the date of this prospectus, we have identified among our microbial library over 60 distinct bacterial species that we believe are capable of being engineered to create living organisms or engineered proteins with significant therapeutic effect.

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We were incorporated under the laws of the state of Delaware on January 2, 2014. Our principal executive offices are located at 21 Business Park Drive, Branford, Connecticut 06405, and our telephone number is (203) 646-6446. Our website address is www.azitrainc.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

We own U.S. and foreign registered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

On July 1, 2024, we effected a reverse stock split at a ratio of 1-for-30. All share and share price information in this prospectus have been adjusted to give effect to the reverse stock split.

THE OFFERING

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $50,000,000 at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

In addition, the selling stockholder or their donees, pledges, transferees or other successors-in-interests may offer to sell an aggregate of 217,082 shares of our common stock from time to time in the public market under this prospectus. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Each selling stockholder will deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. Each selling stockholder may sell its shares of common stock through any means described in the section entitled “Plan of Distribution” or in an accompanying prospectus supplement. See “Selling Stockholders” on page 4 for more information on the selling stockholders.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

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RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Report on Form 10-Q or Current Report on Form 8-K, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1993. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed licensing arrangements, projected sales growth, estimated future revenues, cash flows and profitability, projected costs, potential outcome of litigation, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

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USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate and operations purposes and to fund our anticipated growth. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering. We will not receive any proceeds from the sale of common stock by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders listed in the table below may from time to time offer and sell pursuant to this prospectus any or all of the shares of our common stock that they respectively beneficially own as set forth below. When we refer to “selling stockholders” in this prospectus, we mean the persons and entities listed in the table below, and their pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of the date of this prospectus, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness. Two or more persons might count as beneficial owners of the same share.

Certain of the selling stockholders may be deemed to be underwriters as defined in the Securities Act. Any profits realized by the selling stockholders may be deemed to be underwriting commissions.

The following table sets forth, as of the date of this prospectus, the name of each selling stockholder for whom we are registering shares for resale to the public, and the number of shares that each selling stockholder may offer pursuant to this prospectus. The shares offered by the selling stockholders were originally issued and sold by us in connection with our convertible preferred stock and convertible note financings pursuant to exemptions from the registration requirements of the Securities Act, all of which converted to shares of our common stock upon the closing of our June 2023 initial public offering, or IPO.

We have been advised that none of the selling stockholders are broker-dealers or affiliates of broker-dealers. None of the selling stockholders have, or have had during the past three years, any position, office or other material relationship with us or any of our affiliates, except as follows. In connection the Bios entities’ investment in our Company, we granted the Bios entities certain board appointment rights pursuant to which they appointed to our Board a representative who served on our Board from April 2016 to a date immediately preceding our June 2023 IPO. In addition, Travis Whitfill, our chief operating officer and a member of our Board, was a partner of Bios Equity Partners, LP, the general partner of the Bios entities until June 2023, however we are advised that Mr. Whitfill had no voting or investment power over the shares they are offering for resale. Finally, the managing partner of KdT Ventures LP, Andrew McClary, M.D., has served on our Board since March 2019.

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Based on information provided to us by the selling stockholders and as of the date the same was provided to us, assuming that the selling stockholders sell all the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares other than those appearing in the column entitled “Number of Shares Owned After the Offering.” We cannot advise as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Name of Beneficial Owner	Shares Beneficially Owned Before the Offering		Maximum Number of Shares Offered		Shares Beneficially Owned After the Offering(1)
	Number	%			Number	%

Bios Azitra Co-Invest I, LP	15,864	1.6%	15,864	(2)(3)	-0-	—
Bios Fund I QP, LP	15,587	1.6%	15,587	(2)	-0-	—
Bios Fund I, LP	26,648	2.8%	26,648	(2)	-0-	—
Bios Fund II NT, LP	4,897	*	4,897	(2)(4)	-0-	—
Bios Fund II QP, LP	36,588	3.8%	36,588	(2)(5)	-0-	—
Bios Fund II, LP	11,198	1.2%	11,198	(2)(6)	-0-
Bios Fund III NT, LP	11,774	1.2%	11,774	(2)	-0-	—
Bios Fund III QP, LP	72,909	7.6%	72,909	(2)	-0-	—
Bios Fund III, LP	31,162	3.2%	11,162	(2)	20,000	2.1%
KdT Ventures LP	10,455	*	10,455	(7)	-0-	—

●	Less than one percent
	(1)	Assumes that all securities offered are sold.
	(2)	Aaron Fletcher and Leslie Kreis, Jr. have voting and investment power over the shares.
	(3)	Includes 1,325 shares of our common stock issuable upon exercise of presently exercisable warrants.
	(4)	Includes 331 shares of our common stock issuable upon exercise of presently exercisable warrants.
	(5)	Includes 2,474 shares of our common stock issuable upon exercise of presently exercisable warrants.
	(6)	Includes 757 shares of our common stock issuable upon exercise of presently exercisable warrants.
	(7)	Includes 725 shares of our common stock issuable upon exercise of presently exercisable warrants. Andrew McClary, a member of our Board of Directors, has voting and investment power over the shares.

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THE SECURITIES WE MAY OFFER

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, subscription rights and units having an aggregate initial offering price not exceeding $50,000,000. In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants, subscription rights and units that we may offer collectively as “securities.”

Common Stock

We are authorized to issue 100,000,000 shares of $0.0001 par value common stock. Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the company to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

This prospectus provides a general description of the securities we may offer other than our common stock. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information in this prospectus. For more information, see “About this Prospectus.”

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share. Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of the NYSE American), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Shares of our preferred stock, if issued, will be fully paid and non-assessable.

We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The General Corporation Law of the State of Delaware, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

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Description of Debt Securities

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series, which may be issued under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, which may be issued under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. While it is highly likely that any debt securities we issue will be issued under an indenture, we reserve the right to issue debt securities other than under an indenture pursuant to an exemption from the indenture requirement under the Trust Indenture Act of 1939. Any debt securities issued by us other than pursuant to an indenture will subject the purchasers of such debt securities to certain unique risks arising from the lack of a trustee charged with the responsibility of monitoring the debt securities and enforcing the rights of the holders of such debt securities, which will be set forth in a prospectus supplement filed with regard to such unindentured debt securities.

The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review any indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

If we issue debt securities other than under an indenture, we will likely be limited to issuing a maximum of $50 million of such debt securities and it is also likely that such debt securities will be unsecured and subordinated. Any indenture regarding debt securities issued by us will not limit the amount of debt securities that we may issue. The debt securities or applicable indenture, if any, will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The following is a summary of the general terms of the debt securities we may issue under an indenture or otherwise, except as otherwise described in a prospectus supplement.

The senior debt securities will constitute our unsubordinated general obligations and will rank pari passu with our other unsubordinated obligations. The subordinated debt securities will constitute our subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities).

The debt securities will be our unsecured obligations unless otherwise specified in the applicable prospectus supplement. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and any free writing prospectus will include any additional or different terms of the debt securities or any series being offered, including the following terms:

●	the title and type of the debt securities;

●	whether the debt securities will be issued under an indenture;

●	whether the debt securities will be senior or subordinated debt securities, and, with respect to subordinated debt securities, the terms on which they are subordinated;

●	the aggregate principal amount of the debt securities;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

●	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

●	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

●	the right, if any, to extend the interest payment periods and the duration of that extension;

●	the manner of paying principal and interest and the place or places where principal and interest will be payable;

●	provisions for a sinking fund, purchase fund or other analogous fund, if any;

●	any redemption dates, prices, obligations and restrictions on the debt securities;

●	the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

●	any conversion or exchange features of the debt securities;

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●	whether and upon what terms the debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in any indenture;

●	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

●	whether the debt securities will be guaranteed as to payment or performance;

●	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements; and

●	any other material terms of the debt securities.

The applicable prospectus supplement will also describe any applicable material U.S. federal income tax consequences. When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the debt securities or any indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

The following is a summary of the general terms of the senior debt securities we may issue under a senior indenture, except as otherwise described in a prospectus supplement.

Covenants. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

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Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

●	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:

●	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

●	failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

●	default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

●	certain events of bankruptcy or insolvency, whether or not voluntary; and

●	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement, the default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

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If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

●	the holder gives the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

●	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

●	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

●	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest, if any, on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

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The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of senior debt securities if:

●	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

●	all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as a taxable event, and beneficial owners of such debt securities would generally recognize any gain or loss on such senior debt securities. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any senior series of senior debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

●	We deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.

●	There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due.

●	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the senior debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the senior debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

●	We must deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.

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●	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

●	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act;

●	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

●	to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

●	to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

●	to provide for or add guarantors with respect to the senior debt securities of any series;

●	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

●	to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

●	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

●	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

●	extends the final maturity of any senior debt securities of such series;

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●	reduces the principal amount of any senior debt securities of such series;

●	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

●	reduces the amount payable upon the redemption of any senior debt securities of such series;

●	changes the currency of payment of principal of or interest on any senior debt securities of such series;

●	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

●	waives a default in the payment of principal of or interest on the senior debt securities;

●	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

●	modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

●	reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

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We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

The following is a summary of the general terms of the subordinated debt securities we may issue under a subordinated indenture, except as otherwise described in a prospectus supplement.

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

●	all of the indebtedness of that person for money borrowed;

●	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

●	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

●	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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●	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

Description of Warrants

We may issue warrants for the purchase of shares of common stock, preferred stock, debt securities, and/or units from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and the holders of the warrants or an agent for the holders of the warrants. We encourage you to read the prospectus supplement that relates to any warrants we may offer, as well as the complete warrant agreement or warrant certificate that contain the terms of the warrants. If we issue warrants, the forms of warrant agreements and warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

Description of Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting, standby purchase or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on or after the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or purchase arrangements, as described in the applicable prospectus supplement.

Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination from time to time. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We encourage you to read the prospectus supplement that relates to any units we may offer, as well as the complete unit agreement or unit certificate that contain the terms of the units. If we issue units, the forms of unit agreements and unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

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PLAN OF DISTRIBUTION

We and the selling stockholders may sell our securities from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or

●	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We and the selling stockholders will set forth in a prospectus supplement the terms of the offering of our securities, including:

●	the name or names of any agents, underwriters or dealers;

●	the purchase price of our securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which such securities may be listed.

If we or any selling stockholder offer securities to be sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we or the selling stockholder will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	transactions on the NYSE American or any other organized market where the securities may be traded;

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●	in the over-the-counter market;

●	in negotiated transactions; or

●	under delayed delivery contracts or other contractual commitments.

We or the selling stockholders may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we or the selling stockholder grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions to be paid for solicitation of these contracts will be described in the prospectus supplement.

We or the selling stockholders may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us, the selling stockholder or our respective affiliates, in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NYSE American. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M may apply to sales of shares in the market and to the activities of the selling stockholder its affiliates. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus has been passed upon for us by Greenberg Traurig, LLP, Irvine, California.

EXPERTS

The consolidated financial statements of Azitra, Inc., as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, incorporated by reference into this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Grassi & Co., CPAs, P.C., Independent Registered Public Accounting Firm, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern) which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the securities to be sold in this offering. In addition, we file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are and will become available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Copies of certain information filed by us with the SEC are also available on our website at https://ir.tffpharma.com/financial-information/sec-filings. We have not incorporated by reference into this prospectus the information on our website and it is not a part of this document.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) until we terminate the offering of these securities:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 15, 2024;

●	Our Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024;

●	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 9, 2024;

●	Our Current Report on Form 8-K filed with the SEC on February 14, 2024; and

●	The description of our common stock set forth in our registration statement on Form 8-A12B filed with the SEC on May 16, 2023.

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement and the incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Azitra, Inc.

21 Business Park Drive,

Branford, Connecticut 06405

Attention: Corporate Secretary

Telephone: (203) 646-6446

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. In addition to the foregoing, our amended and restated certificate of incorporation provides that we shall indemnify directors and officers to the fullest extent permitted by law and we have entered into indemnification agreements with each of our directors and executive officers.

The above provisions in our amended and restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Up to $3,503,232 of Shares of Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

September 28, 2026